UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

————————————

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2006

————————————

KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

————————————

North Carolina	001-16485	56-2169715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

————————————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2006, Krispy Kreme Doughnuts, Inc. (the “Company”) announced that the Company, acting with the approval of the Special Committee of its Board of Directors, had entered into a Stipulation and Settlement Agreement (the “Stipulation”) with the lead plaintiffs in the pending securities class action, the plaintiffs in the pending derivative action and all defendants named in the class action and derivative action, except for the Company’s former Chairman and Chief Executive Officer, providing for the settlement of the securities class action and the partial settlement of the derivative action. Both the class action and derivative action settlements are subject to preliminary and final approval of the United States District Court for the Middle District of North Carolina.

With respect to the securities class action, the Stipulation provides that the settlement class will receive total consideration of approximately $75 million, including common stock and warrants to purchase common stock to be issued by the Company having an aggregate value of approximately $36 million (based on the current market price of the Company’s common stock). The Company has recorded a non-cash charge to earnings in fiscal 2006 of $35,833,000, representing the estimated fair value of the common stock and warrants to be issued by the Company. The Company has recorded a related receivable from its insurers in the amount of $34,967,000, as well as a liability in the amount of $70,800,000 representing the aggregate value of the securities to be issued by the Company and the cash to be paid by the insurers. The settlement is conditioned upon the Company’s insurers and the other contributors paying their share of the settlement. The provision for settlement costs will be adjusted to reflect changes in the fair value of the securities until they are issued following final court approval of the Stipulation, which the Company anticipates will occur in late calendar 2006 or early calendar 2007. The Company estimated that, based on the current market price of its common stock, it would issue approximately 1,875,000 shares of its common stock and warrants to purchase approximately 4,400,000 shares of its common stock in connection with the Stipulation. The exercise price of the warrants will be equal to 125% of the average of the closing prices of the Company’s common stock for the 10-day period surrounding the filing of its Annual Report on Form 10-K for the fiscal year ended January 29, 2006 (the “2006 Form 10-K”), which was filed on October 31, 2006.

The securities class action and derivative action are more fully described in the Company’s 2006 Form 10-K.

A copy of the Stipulation is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

On October 31, 2006, the Company issued a press release discussing the Stipulation and related matters. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 above (and incorporated by reference therein) is incorporated by reference into this Item 3.02.

The common stock and warrants to purchase common stock to be issued in the settlement pursuant to the Stipulation will be issued in a transaction exempted from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 3(a)(10) of the Securities Act as a transaction by an issuer approved by a court of the United States. The shares of common stock underlying the warrants will be registered under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

  (d) Exhibits. The following exhibits are filed herewith:

Exhibit No. Description

10.1                 Stipulation and Agreement of Class and Derivative Settlement, dated as of October 30, 2006

99.1                 Press Release (“Krispy Kreme Announces Settlement of Securities Class Action and Partial Settlement of Derivative Action”) dated October 31, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.
Dated: November 6, 2006
By: /s/ Michael C. Phalen

Michael C. Phalen
Chief Financial Officer